Exhibit 1.01

CONFLICT MINERALS REPORT

May 16, 2025

Section I: Introduction

This report has been prepared by Deere & Company to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). References to internet websites herein are provided only as required by the SEC Rule and information available through these websites is not incorporated by reference into this Form SD. As used herein, the terms “John Deere,” “we,” “us,” “our,” or “the Company” refer collectively to Deere & Company and its subsidiaries, unless designated or identified otherwise. For the period from January 1 to December 31, 2024 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten), and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment.

In 2024, we identified our suppliers that had potential to sell to the Company conflict minerals or products that could contain conflict minerals and asked these suppliers to identify the sources of the conflict minerals and products containing conflict minerals that they supply to us. The responses were reviewed by us for completeness and consistency of answers. We requested suppliers to provide corrections and clarifications to their submissions where needed.

Section II: Reasonable Country of Origin Inquiry (“RCOI”)

In accordance with the SEC Rule, we implemented a RCOI to determine whether any conflict minerals necessary to the production or functionality of our products (“In-Scope Components”) originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or have not come from recycled or scrap sources.

Our products are complex and typically contain thousands of parts from many direct suppliers. Due to the depth of the supply chain, we are far removed from the sources of ore or unrefined conflict minerals and the smelters/refiners that process them for use in our In-Scope Components. The amount of information available globally on the traceability and sourcing of these ores is limited and we rely on our direct suppliers to assist with our RCOI and due diligence efforts to identify the smelters and refiners in its supply chain.

We used the Conflict Minerals Reporting Template (“CMRT”) for our supplier survey, which is the current industry standard for collecting conflict minerals RCOI data from upstream companies. The template includes questions regarding a direct supplier’s Conflict Minerals Policy and its due diligence process, and requests information about its supply chain such as names and locations of smelters and refiners as well as the conflict minerals processed by such smelters and refiners. We used the CMRT to obtain information regarding the smelters and refiners that provided materials to our supply chain.

We conducted a good faith RCOI to determine whether conflict minerals found in our products may have originated in the Covered Countries and did not come from recycled or scrap source. For 2024, we received responses from more than 80% of our surveyed suppliers equaling 386 responses total. The surveyed suppliers represented approximately 79% of the purchases (by volume) that we made for good from suppliers.

Because the information collection process reflects information collected and accumulated over multiple years by suppliers, the suppliers might report facilities and locations that are not considered smelters, have ceased operations, have changed names, or are otherwise not applicable to the RMI RMAP process. We have cleansed the data to reflect bona fide smelters or refiners that represent our mineral supply chain accurately.

Section III: Product Description

Our equipment operations consist of three of our business segments: production and precision agriculture (PPA), small agriculture and turf (SAT), and construction and forestry (CF). The PPA segment defines, develops, and delivers global equipment and technology solutions for production-scale growers of large grains, small grains, cotton, and sugar. The segment’s main products include large and certain mid-size tractors, combines, cotton pickers and cotton strippers, sugarcane harvesters and loaders, and soil preparation, tillage, seeding, application and crop care equipment. The SAT segment defines, develops, and delivers global equipment and technology solutions for dairy and livestock producers, high-value crop producers, and turf and utility customers. The segment’s primary products include certain mid-size, utility and compact utility tractors, self-propelled forage harvesters, hay and forage equipment, rotary mowers, utility vehicles, as well as riding lawn equipment and commercial, and golf course equipment. The CF segment defines, develops, and delivers a broad range of machines and technology solutions organized along earthmoving, forestry and roadbuilding production systems. The segment’s primary products include backhoe loaders, crawler dozers and loaders, skid-steer loaders, scraper systems, four-wheel-drive loaders and compact track loaders, excavators and compact excavators, equipment used in timber harvesting, road building and road rehabilitation equipment, and articulated dump trucks and motor graders.

As a result of our due diligence procedures, the Company believes the equipment products described contain In-Scope Components.

Section IV: Design of Due Diligence Framework

Pursuant to the SEC Rule, we undertook due diligence efforts on the source and country of origin of conflict minerals in our supply chain. The SEC Rule requires that a registrant’s due diligence follow a nationally or internationally recognized due diligence framework. Presently, the only nationally or internationally recognized due diligence framework available is the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”). The OECD Guidelines are a framework for risk-based due diligence for responsible supply chains of conflict minerals from conflict-affected and high-risk areas that are described in the section below.

We designed our due diligence measures to be in conformity, in all materials respects, with the OECD Guidance.

Section V: Due Diligence Measures Performed

This section describes measures performed by us to exercise due diligence on the source and chain of custody on the conflict minerals contained in our products.

OECD Step 1 -Establish Strong Company Management System

Conflict Minerals Report

As part of our efforts to comply with applicable laws and regulations regarding conflict minerals, we have adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. Our Conflict Minerals Policy establishes the principles regarding the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. Our Conflict Minerals policy is publicly available on our website at https://about.deere.com/en-us/explore-john-deere/ethics-compliance.

Internal Team

We have established a management system to support our supply chain due diligence related to goods that may contain conflict minerals. This system includes a cross-functional team of subject matter experts from supply management responsible sourcing; energy and product sustainability; electronic solutions; and legal. The team is responsible for implementing the Company’s due diligence procedures.

Control Systems

We do not have a direct relationship with our conflict minerals smelters and refiners; therefore, we rely on suppliers to provide information on the origin of the conflict minerals contained in the components and materials supplied to us. We are a member of the Responsible Minerals Initiative (“RMI”) who supports our efforts to ensure smelters are compliant as conflict-free. RMI program initiatives include the Responsible Minerals Assurance Process (“RMAP”), which identifies smelters and refiners that source materials in conformance with RMAP, and the CMRT. We use the CMRT in our RCOI and RMAP data and information in our identification and assessment of risks in the supply chain. The control systems that we have in place include but are not limited to proprietary IT systems for risk management throughout the supply chain.

Supplier Engagement

John Deere's Supplier Code of Conduct outlines expectations for suppliers regarding ethical business practices, including the sourcing of conflict minerals. Suppliers are required to adhere to these standards and ensure their own supply chains abide to John Deere’s Conflict Minerals Policy.

Conflict Minerals information requests are processed through John Deere’s proprietary IT systems that enable a consistent platform for direct supplier engagement and reporting.

Grievance Mechanism

John Deere has a structured grievance mechanism for addressing Conflict Minerals concerns consisting of two reporting channels:  a Compliance Hotline available for employees and business partners to report concerns anonymously and an email contact intended for general questions from employees and suppliers about conflict minerals, the John Deere Supply Management Compliance Organization at 90SMCompliance@JohnDeere.com.

OECD Step 2 - Identify and Assess Risks in the Supply Chain

Due to the complexity of our global supply chain and the numerous suppliers, products, parts, and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The RCOI involves three main surveys:

●	Equipment Survey: Selects suppliers based on parts volume, covering high (80%), mid (15%), and low (5%) volume groups. Surveys randomly select In-Scope Suppliers and rank them based on the total volume provided.
●	Electronics Survey: Focuses on electronic components, covering 100% of high-volume (98%) and 15% of low-volume (2%) suppliers. These groups are surveyed based on the volume and predominance of In-Scope Components in electronic parts.
●	All-Makes Survey: Similar to the Equipment Survey, it covers a mix of suppliers based on volume, ensuring a comprehensive overview of all In-Scope Suppliers.

The surveys are designed to ensure a thorough examination of suppliers providing components that could potentially contain conflict minerals.

OECD Step 3- Design and Implement a Strategy to Respond to Identified Risks

We have a strategy to address risks in our supply chain. Our supply management leaders monitor any issues found during the conflict minerals compliance process, including potential risks and red flags. The executive officer signing the Company’s Form SD is updated on our conflict minerals process, survey results, due diligence activities, and any potential risks and red flags.

Suppliers are required to adhere to our Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidelines, on its entire supply chain with respect to the sourcing of all conflict minerals to determine whether those metals are from the Covered Countries. Suppliers with non-compliant smelters are asked to confirm if these smelters are in our supply chain. If so, they must either stop using these smelters or ensure they become compliant.

Suppliers who do not respond to the conflict minerals survey (and represent over 0.02% of total volume) are required to complete it the following year. Persistent non-responders are marked as high risk in our Supply Chain Risk Management system and must take corrective actions or face potential termination of our business relationship.

OECD Step 4- Carry out Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We support audits of conflict minerals smelters and refiners conducted by third parties through our membership in RMI. RMI developed the RMAP, which uses an independent third-party audit to identify smelters and refiners that have management systems and sourcing practices in place to conform with RMAP protocols and global standards.

OECD Step 5 - Report Annually on Supply Chain Diligence

In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on our website at https://investor.deere.com/governance/ and is filed with the United States Securities and Exchange Commission. The Company’s Conflict Minerals Policy is available on our website at https://investor.deere.com/governance/.

Section VI: Due Diligence Results

We reviewed the surveyed supplier responses, including those not provided on the CMRT, to determine whether further engagement was necessary. When reviewing the surveyed supplier responses, we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers.

We rely on our suppliers to provide information on the origin of conflict minerals contained in the material supplied to John Deere. In turn, those suppliers are reliant on the information supplied by their suppliers. Please see Schedule A for the facilities that, based on information provided by our suppliers, process the Covered Minerals in those In-Scope

Components. The smelters or refiners listed in Schedule A may have processed the conflict minerals necessary for our products, but we do not have the sufficient information to establish a direct link between our products and the smelters or refiners listed in Schedule A. Please see Schedule B for the country of origin of the Covered Minerals that those suppliers may have used in those In-Scope Components. As described above, these Schedules reflect bona fide smelters or refiners that represent our mineral supply chain more accurately, and do not list facilities and locations that are not considered smelters or refiners, have ceased operations, or have changed names.

Section VII: Efforts to Determine Mine or Country of Origin

Our efforts to determine the origin of mines or country of origin of the conflict minerals in our supply chain include maintaining membership with RMI and supporting RMI efforts for smelter validation and process due diligence. We will continue to implement due diligence measures for its supply base and require applicable suppliers to submit CMRT information.

Section VIII: Steps Taken to Mitigate Risks

Going forward, we intend to take the following steps to continue to improve our due diligence process:

●	Continue working with RMI to expand the smelters and refiners that are participating in and are compliant with the RMAP process;
●	Continue to follow up on information and take actions so that the Company and our suppliers engage in ethical business practices and adhere to company policies (including the Company’s Code of Business Conduct, Supplier Code of Conduct, and Conflict Minerals Policy);
●	Continue requiring direct material suppliers to acknowledge our Supplier Code of Conduct and support the Conflict Minerals process; and
●	Encourage suppliers that utilize smelters of conflict minerals to assure they are using validated smelters whenever possible.
●	Benchmark industry to continuously improve the information collection process and accuracy as well as the due diligence measures.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Introduction and Company Overview” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risk and uncertainties that could cause actual results to differ materially.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Examples of forward-looking statements include statements relating to the Company’s ability to effectively continue its due diligence efforts on the conflict minerals in its supply chain, ability to require the Company’s suppliers to acknowledge and comply with the Company’s supplier policies and due diligence processes, and the Company’s ability to implement future due diligence processes effectively. Except as required by law, the Company undertakes no obligation to update or revise its forward-looking statements. Further information concerning the Company and its businesses, including factors that could materially affect the Company’s compliance with governmental regulations, is included in Company’s other filings with the SEC (including, but not limited to, the risk factors discussed in Item 1A. “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent Quarterly Reports on Form 10-Q).

ATTACHMENT A

Smelters and Refiners Reported in John Deere’s Supply Chain for the Reporting Period

The facilities in the table below represent smelters and refiners identified by suppliers providing In-Scope Components. The smelters or refiners listed may have processed conflict minerals used in In-Scope Components, but the Company does not have sufficient information to determine with certainty that is the case. Additionally, the country of origin information is based on data compiled by RMI from its member participants and may be overinclusive. As a result, inclusion of a country in the table does not indicate that the Company actually used conflict minerals sourced from that country.

Mineral	Smelter Name	Country
Gold (Au)	8853 S.p.A.	ITALY
Gold (Au)	ABC Refinery Pty Ltd.	AUSTRALIA
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Agosi AG	GERMANY
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Albino Mountinho Lda.	PORTUGAL
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	ASAHI METALFINE, Inc.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Attero Recycling Pvt Ltd	INDIA
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden Ronnskar	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Coimpa Industrial LTDA	BRAZIL
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold (Au)	Dongwu Gold Group	CHINA
Gold (Au)	Dowa	JAPAN
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold (Au)	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold (Au)	Gasabo Gold Refinery Ltd	RWANDA
Gold (Au)	GG Refinery Ltd.	TANZANIA
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Gold by Gold Colombia	COLOMBIA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold (Au)	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold (Au)	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold (Au)	Inca One (Chala One Plant)	PERU
Gold (Au)	Inca One (Koricancha Plant)	PERU
Gold (Au)	Industrial Refining Company	BELGIUM
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA

Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Advanced Metals Corporation	JAPAN
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	KP Sanghvi International Pvt Ltd	INDIA
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS MnM Inc.	KOREA, REPUBLIC OF
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	MD Overseas	INDIA
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MKS PAMP SA	SWITZERLAND
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	SAFINA A.S.	CZECH REPUBLIC
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold (Au)	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	WEEEREFINING	FRANCE
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum (Ta)	5D Production OU	ESTONIA
Tantalum (Ta)	AMG Brasil	BRAZIL
Tantalum (Ta)	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum (Ta)	Baoji Towin Rare Metals Co., Ltd.	CHINA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET de Mexico	MEXICO

Tantalum (Ta)	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	PowerX Ltd.	RWANDA
Tantalum (Ta)	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	RFH Recycling Metals Co., Ltd.	CHINA
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND
Tantalum (Ta)	TANIOBIS GmbH	GERMANY
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	ULVAC Inc.	JAPAN
Tantalum (Ta)	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum (Ta)	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin (Sn)	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Aurubis Beerse	BELGIUM
Tin (Sn)	Aurubis Berango	SPAIN
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	CRM Synergies	SPAIN
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Dongguan Best Alloys Co., Ltd.	CHINA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	DS Myanmar	MYANMAR

Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Feinhutte Halsbrucke GmbH	GERMANY
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin (Sn)	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA
Tin (Sn)	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Arsed Indonesia	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA

Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT Masbro Alam Stania	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Rian Resources SDN. BHD.	MALAYSIA
Tin (Sn)	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin (Sn)	TRATHO Metal Quimica	BRAZIL
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	Woodcross Smelting Company Limited	UGANDA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten (W)	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Tungsten (W)	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten (W)	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten (W)	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAOS
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten (W)	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten (W)	LLC Vostok	RUSSIAN FEDERATION
Tungsten (W)	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Masan High-Tech Materials	VIET NAM
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten (W)	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten (W)	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten (W)	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten (W)	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Plansee Composite Materials GmbH	GERMANY
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten (W)	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

ATTACHEMENT B

Countries of Origin

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
COLOMBIA
CONGO, DEMOCRATIC REPUBLIC OF THE
CZECH REPUBLIC
ESTONIA
FINLAND
FRANCE
GERMANY
GHANA
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LAOS
LITHUANIA
MALAYSIA
MAURITANIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
NORWAY
PERU
PHILIPPINES
POLAND
PORTUGAL
REPUBLIC OF NORTH MACEDONIA
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA

SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
TANZANIA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZAMBIA
ZIMBABWE